Exhibit 10.1.7.4

AMENDMENT NO. 1

CONSOLIDATED EDISON, INC.

LONG TERM INCENTIVE PLAN

Effective April 1, 2014

Pursuant to the resolutions adopted by the Board of Directors of Consolidated Edison, Inc., at a meeting duly held on February 20, 2014, the undersigned hereby ratifies effective as of April 1, 2014, the amendment set forth below to the Consolidated Edison, Inc. Long Term Incentive Plan (effective May 20, 2013).

ARTICLE 7. DIRECTOR PARTICIPANTS is amended as follows:

1.	Subsection (a) of Section 7.2 Award of Stock Units is amended by adding a new subsection (i) as follows:

(i) Effective April 1, 2014, if a Director is a member of the Board on the date of an Annual Meeting, on the first business day after each such Annual Meeting, he or she will be granted an annual Award of Stock Units with a Fair Market Value of $120,000. The amount determined will be rounded (either up or down) to the nearest whole Stock Unit. The maximum number of Shares that may be subject to Awards granted in any calendar year to a Director is 10,000 Shares, subject to adjustment as provided in Section 6.4.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 22 day of December, 2016.

/s/ Richard Bagwell
Plan Administrator, Consolidated Edison, Inc.
Long Term Incentive Plan and
Vice President - Human Resources
Consolidated Edison Company of New York, Inc.